UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FTI CONSULTING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

SEC 1913 (04-05)

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The attached email communication will be disseminated by FTI Consulting, Inc. (“FTI”) to its employee stockholders in connection with the following proposals:

•	the election of the four nominees for Class II directors named in the Proxy Statement;

•

the approval of the amendment to the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan to increase by 4,500,000 shares the number of shares of common stock authorized and reserved for issuance under the plan; and

•	the ratification of the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

that are being presented for approval by stockholders at the Annual Meeting of Stockholders on June 2, 2010. FTI commenced the distribution of the Notice of Availability of Proxy Materials, as well as paper copies of the Proxy Statement, on or about April 23, 2010 to stockholders of record on April 1, 2010.

The text of the email communication appears below:

On April 23, 2010, FTI Consulting, Inc. filed its 2010 Proxy Statement with the SEC for its Annual Meeting of Stockholders to be held on June 2, 2010. As set forth in the Proxy Statement, FTI’s Board of Directors is recommending that you vote your shares FOR the following proposals:

•	the election of the four nominees for Class II directors named in the Proxy Statement;

•

the approval of the amendment to the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan to increase by 4,500,000 shares the number of shares of common stock authorized and reserved for issuance under the plan; and

•	the ratification of the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

We urge you to please take the time to vote your shares early. The Proxy Statement includes important information regarding the above proposals and other matters, which you should read carefully. If you haven’t already received your Notice of Internet Availability of Proxy Materials or copies of the proxy materials in the mail or by email, that information should be coming very soon, so please look for it.

The materials also contain information regarding how you can vote your shares. You can vote in three ways. If you received a Notice of Internet Availability of Proxy Materials or materials by email, you may submit proxies over the Internet by following the directions in the Notice or email. If you are a record holder and received proxy materials by mail, you can vote by calling 1-800-690-6903, toll-free, and following the instructions or by completing, signing and dating the enclosed proxy card or voting instruction card and returning it in the accompanying pre-addressed envelope.

FTI has engaged Georgeson, a proxy solicitation firm, to contact stockholders by telephone to encourage voting. Stockholders who do not vote early may receive calls from Georgeson on behalf of FTI prior to the meeting.

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